Exhibit(h)(1)(A)(viii)

AMENDMENT NO. 7

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 7, effective as of May 1, 2017 (“Amendment No. 7”), to the Amended and Restated Mutual Funds Service Agreement dated as of April 1, 2015 (“Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.	Name Changes: The following Portfolio’s names shall be changed as follows:

Current Name	New Name
All Asset Moderate Growth-Alt 15	1290 VT DoubleLine Dynamic Allocation
AXA Natural Resources	1290 VT Natural Resources
AXA Real Estate	1290 VT Real Estate
AXA SmartBeta Equity	1290 VT SmartBeta Equity
AXA/DoubleLine Opportunistic Core Plus Bond	1290 VT DoubleLine Opportunistic Bond
AXA/Horizon Small Cap Value	1290 VT Small Cap Value
AXA/Lord Abbett Micro Cap	1290 VT Micro Cap
EQ/Boston Advisors Equity Income	1290 VT Equity Income
EQ/Convertible Securities	1290 VT Convertible Securities
EQ/Energy ETF	1290 VT Energy
EQ/GAMCO Mergers and Acquisitions	1290 VT GAMCO Mergers & Acquisitions
EQ/GAMCO Small Company Value	1290 VT GAMCO Small Company Value
EQ/High Yield Bond	1290 VT High Yield Bond
EQ/Low Volatility Global ETF	1290 VT Low Volatility Global Equity

2.	Schedule A: With respect to Schedule A of the Agreement, the 1290 VT DoubleLine Dynamic Allocation Portfolio shall be considered part of Single-Advised Portfolios for purposes of determining the compensation to be paid by the Trust to FMG LLC for services rendered pursuant to the Agreement.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC
By:	/s/ Brian Walsh	By:	/s/ Michal Levy
	Brian Walsh Chief Financial Officer and Treasurer		Michal Levy Senior Vice President and Chief Operating Officer

SCHEDULE A

AMENDMENT NO. 7 TO THE

AMENDED AND RESTATED

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.10% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; and 0.0925% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

1290 VT DoubleLine Dynamic Allocation (fka, All Asset Moderate Growth-Alt 15)

1290 VT DoubleLine Opportunistic Bond (fka, AXA/DoubleLine Opportunistic Core Plus Bond)

1290 VT Energy (fka, EQ/Energy ETF)

1290 VT Equity Income (fka, EQ/Boston Advisors Equity Income)

1290 VT GAMCO Mergers & Acquisition (fka, EQ/GAMCO Mergers and Acquisitions)

1290 VT GAMCO Small Company Value (fka, EQ/GAMCO Small Company Value)

1290 VT Low Volatility Global Equity (fka, EQ/Low Volatility Global ETF)

1290 VT Natural Resources (fka, AXA Natural Resources)

1290 VT Real Estate (fka, AXA Real Estate)

1290 VT SmartBeta Equity (fka, AXA SmartBeta Equity)

1290 VT Socially Responsible

AXA/AB Short Duration Government Bond

AXA/ClearBridge Large Cap Growth

AXA/Janus Enterprise

AXA/Loomis Sayles Growth

EQ/BlackRock Basic Value Equity

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Equity 500 Index

EQ/Intermediate Government Bond

EQ/International Equity Index

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

Hybrid Portfolios*

The greater of $32,500 per Portfolio or 0.150% of the average daily net assets of the Portfolios for the first $25 billion; 0.110% of the next $10 billion; 0.100% of the next $5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios and the ATM Portfolios)

1290 VT Convertible Securities (fka, EQ/Convertible Securities)

1290 VT High Yield Bond (fka, EQ/High Yield Bond)

1290 VT Micro Cap (fka, AXA/Lord Abbett Micro Cap)

1290 VT Small Cap Value (fka, AXA/Horizon Small Cap Value)

AXA Global Equity Managed Volatility

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

AXA/AB Small Cap Growth

AXA/Franklin Balanced Managed Volatility

AXA/Morgan Stanley Small Cap Growth

AXA/Mutual Large Cap Equity Managed Volatility

AXA/Franklin Small Cap Value Managed Volatility

AXA/Pacific Global Small Cap Value

AXA/Templeton Global Equity Managed Volatility

EQ/Quality Bond PLUS

EQ/Emerging Markets Equity PLUS

EQ/Global Bond PLUS

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

ATM Portfolios*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $25 billion; 0.11% of the next $10 billion; 0.10% of the next $5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the ATM Portfolios and the Hybrid Portfolios)

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

AXA 2000 Managed Volatility

AXA 400 Managed Volatility

AXA 500 Managed Volatility

AXA International Managed Volatility

AXA/AB Dynamic Moderate Growth AXA/AB Dynamic Growth AXA/Goldman Sachs Strategic Allocation AXA/Invesco Strategic Allocation AXA/Legg Mason Strategic Allocation

Allocation Portfolios (Funds-of-Funds)*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $35 billion; 0.11% of the next $10 billion, and 0.10% of the next 5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the Allocation Portfolios and the Portfolios of AXA Premier VIP Trust)

All Asset Growth-Alt 20 All Asset Aggressive-Alt 25 All Asset Aggressive-Alt 50 All Asset Aggressive-Alt 75 AXA Aggressive Strategy AXA Balanced Strategy	AXA Ultra Conservative Strategy AXA Conservative Strategy AXA Conservative Growth Strategy AXA Growth Strategy AXA Moderate Growth Strategy AXA/Franklin Templeton Allocation Managed Volatility
*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.